                                                                     EXHIBIT 2.1


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

- - - - - - - - - - - - - - - - - - - - - - - -- - -  x
                                                      :  Chapter 11
                                                      :  Case No. 03-12114 (JWV)
In re:                                                :  (Jointly Administered)
                                                      :
Chart Industries, Inc., et al.,                       :
                                                      :
                                    Debtors.          :
                                                      x
- - - - - - - - - - - - - - - - - - - - - - - -- - -



                  AMENDED JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES
               --------------------------------------------------

SKADDEN, ARPS, SLATE, MEAGHER & FLOM  LLP

Mark S. Chehi (I.D. No. 2855)
David R. Hurst (I.D. No. 3743)
One Rodney Square
P.O. Box 636 Wilmington, Delaware 19899-0636
(302) 651-3000

         - and -

Alexandra Margolis
Laura Engelhardt
Four Times Square
New York, New York  10036-6552
(212) 735-3000

Counsel to Chart Industries, Inc., et al.,
Debtors and Debtors-in-Possession

CALFEE, HALTER & GRISWOLD LLP

James M. Lawniczak
Matthew J. Klaben
1400 McDonald Investment Center
800 Superior Avenue
Cleveland, Ohio  44114-2688
(216) 622-8200

Special Corporate Counsel to Chart Industries, Inc., et al.,
Debtors and Debtors-in-Possession

Dated:   Wilmington, Delaware
         September 3, 2003


                                TABLE OF CONTENTS

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INTRODUCTION .................................................................................. PLAN-1

ARTICLE  I.

DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME................................... PLAN-1
       A.   Scope of Definitions; Rules of Construction........................................ PLAN-1
       B.   Definitions........................................................................ PLAN-1
       C.   Rules of Interpretation............................................................ PLAN-9

               1. General...................................................................... PLAN-9
               2. "Including"................................................................. PLAN-10
               3. "On"........................................................................ PLAN-10
      D. Computation of Time.................................................................. PLAN-10

ARTICLE  II.

COMPROMISE AND SETTLEMENT OF DISPUTES......................................................... PLAN-10
       A.  Settlement Between Debtors and Senior Lenders...................................... PLAN-10
       B.  Compromise and Settlement of Additional Claims..................................... PLAN-11

ARTICLE  III.

TREATMENT OF UNCLASSIFIED CLAIMS.............................................................. PLAN-11
       A.  DIP Facility Claims................................................................ PLAN-12
       B.  Administrative Claims.............................................................. PLAN-12
       C.  Priority Tax Claims................................................................ PLAN-12

ARTICLE  IV.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS.......................................... PLAN-13
       A.  Introduction....................................................................... PLAN-13
       B.  Summary of Classified Claims and Interests......................................... PLAN-13
       C.  Treatment of Classes............................................................... PLAN-14
               1.  Class 1 - Other Priority Claims............................................ PLAN-14
               2.  Class 2 - Senior Lender Claims............................................. PLAN-14
               3.  Class 3 - Other Secured Claims............................................. PLAN-18
               4.  Class 4 - General Unsecured Claims......................................... PLAN-19
               5.  Class 5 - Unimpaired Intercompany Claims................................... PLAN-19
               6.  Class 6 - Impaired Intercompany Claims..................................... PLAN-19
               7.  Class 7 - Old Chart Common Stock Interests................................. PLAN-20
               8.  Class 8 - Old Subsidiary Equity Interests.................................. PLAN-20
               9.  Class 9 - Other Equity Interests........................................... PLAN-20
               10. Class 10 - Subordinated Claims............................................. PLAN-20
       D.  Allowed Claims and Allowed Interests............................................... PLAN-21
       E.  Postpetition Interest.............................................................. PLAN-21
       F.  Special Provision Regarding Unimpaired Claims and Interests........................ PLAN-21
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                                    PLAN-ii

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ARTICLE  V.

MEANS FOR IMPLEMENTATION OF THE PLAN.......................................................... PLAN-21
       A.  Continued Existence and Vesting of Assets in Reorganized Debtors................... PLAN-21
       B.  Cancellation Of Securities and Agreements.......................................... PLAN-21
       C.  Restructuring Transactions......................................................... PLAN-22
               1.  New Common Stock and New Warrants.......................................... PLAN-22
               2.  New Subsidiary Equity...................................................... PLAN-22
               3.  New Credit Agreements...................................................... PLAN-24
               4.  Investor Rights Agreement.................................................. PLAN-25
               5.  New Warrants............................................................... PLAN-25
       D.  Directors, Officers and Managers................................................... PLAN-25
       E.  Preservation of Rights of Action; Settlement of Litigation Claims.................. PLAN-25
       F.  Effectuating Documents; Further Transactions....................................... PLAN-26
       G.  Exemption from Certain Transfer Taxes.............................................. PLAN-26

ARTICLE  VI.

PROVISIONS GOVERNING DISTRIBUTIONS............................................................ PLAN-26
       A.  Distributions for Claims and Interests Allowed as of the Consummation Date......... PLAN-26
       B.  Disbursing Agent................................................................... PLAN-26
       C.  Surrender of Securities or Instruments............................................. PLAN-27
       D.  Lost, Stolen, Mutilated or Destroyed Securities.................................... PLAN-27
       E.  Record Date for Distributions to Holders of Old Chart Common Stock................. PLAN-27
       F.  Means of Cash Payment.............................................................. PLAN-28
       G.  Calculation of Distribution Amounts of New Common Stock............................ PLAN-28
       H.  Delivery of Distributions; Undeliverable or Unclaimed Distributions................ PLAN-28
       I.  Withholding and Reporting Requirements............................................. PLAN-29
       J.  Allocation of Plan Distributions Between Principal and Interest.................... PLAN-29
       K.  Setoffs............................................................................ PLAN-29

ARTICLE  VII.

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS......................... PLAN-29
       A.  Resolution of Disputed Claims...................................................... PLAN-29
       B.  No Distribution Pending Allowance.................................................. PLAN-30
       C.  Distributions After Allowance...................................................... PLAN-30

ARTICLE  VIII.

TREATMENT OF CONTRACTS AND LEASES............................................................. PLAN-30
       A.  Assumed Contracts and Leases....................................................... PLAN-30
       B.  Treatment of Change of Control Provisions.......................................... PLAN-31
       C.  Payments Related to Assumption of Contracts and Leases............................. PLAN-31
       D.  Claims Based on Rejection of Executory Contracts or Unexpired Leases............... PLAN-31
       E.  Compensation and Benefit Plans and Treatment of Retirement Plan.................... PLAN-31
       F.  Indemnification of Directors, Officers and Managers................................ PLAN-31

ARTICLE  IX.

ACCEPTANCE OR REJECTION OF THE PLAN........................................................... PLAN-32
       A.  Classes Entitled To Vote........................................................... PLAN-32
       B.  Acceptance by Impaired Classes..................................................... PLAN-32
       C.  Cramdown........................................................................... PLAN-32
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                                    PLAN-iii

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ARTICLE  X.

SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN........................................... PLAN-32
       A.  New Securities..................................................................... PLAN-32
       B.  Exemption from Registration........................................................ PLAN-32

ARTICLE  XI.

CONDITIONS PRECEDENT TO THE PLAN'S CONFIRMATION AND CONSUMMATION.............................. PLAN-33
       A.  Conditions to Confirmation......................................................... PLAN-33
       B.  Conditions to Consummation Date.................................................... PLAN-33
       C.  Waiver of Conditions............................................................... PLAN-34

ARTICLE  XII.

MODIFICATIONS AND AMENDMENTS.................................................................. PLAN-35

ARTICLE  XIII.

RETENTION OF JURISDICTION..................................................................... PLAN-35

ARTICLE  XIV.

MISCELLANEOUS PROVISIONS...................................................................... PLAN-36
       A.  Corporate Action................................................................... PLAN-36
       B.  Professional Fee Claims............................................................ PLAN-36
       C.  Payment of Statutory Fees.......................................................... PLAN-37
       D.  Severability of Plan Provisions.................................................... PLAN-37
       E.  Consent of Senior Lenders.......................................................... PLAN-37
       F.  Successors and Assigns............................................................. PLAN-37
       G.  Discharge of the Debtors........................................................... PLAN-37
       H.  Releases........................................................................... PLAN-38
               1.  Releases by Debtors........................................................ PLAN-38
               2.  Releases by Holders of Claims and Interests................................ PLAN-38
       I.  Injunction......................................................................... PLAN-38
       J.  Exculpation and Limitation of Liability............................................ PLAN-39
       K.  Waiver of Enforcement of Subordination............................................. PLAN-39
       L.  Term of Injunctions or Stays....................................................... PLAN-39
       M.  Binding Effect..................................................................... PLAN-40
       N.  Revocation, Withdrawal or Non-Consummation......................................... PLAN-40
       O.  Committees......................................................................... PLAN-40
       P.  Plan Supplement.................................................................... PLAN-40
       Q.  Notices to Debtors................................................................. PLAN-40
       R.  Governing Law...................................................................... PLAN-41
       S.  Prepayment......................................................................... PLAN-41
       T.  Section 1125(e) of the Bankruptcy Code............................................. PLAN-41


                                    PLAN-iv

                                TABLE OF EXHIBITS

Exhibit A-1             Reorganized Chart Industries, Inc. Certificate
                        of Incorporation

Exhibit A-2             Reorganized Chart Industries, Inc. Bylaws

Exhibit B               Description of New Common Stock

Exhibit C-1             Form of Amended and Restated Revolving Credit Agreement

Exhibit C-2             Form of New Term Credit Agreement

Exhibit C-3             Form of Collateral Agency and Intercreditor Agreement

Exhibit C-4             Form of Amended and Restated Security Agreement

Exhibit D               Form of Investor Rights Agreement

Exhibit E               Form of New Warrant Agreement and Warrant Certificate

TABLE OF SCHEDULES

Schedule 1              Non-Exclusive Schedule of Retained Claims and
                        Causes of Action

Schedule 2              Schedule of Parties Not Released Pursuant to
                        Article XIV.H


                                     PLAN-v

                                  INTRODUCTION

         Chart Industries, Inc., CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., GTC of Clarksville, LLC and NexGen Fueling, Inc. jointly propose the following joint plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below).


                                   ARTICLE I.

                      DEFINITIONS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.       Scope of Definitions; Rules of Construction

         Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.       Definitions

         1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors' Estates and operating their businesses, including wages, salaries or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and
(d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code.

         1.2 "Agent" means JPMorgan Chase Bank, as agent under the Existing Credit Facilities.

         1.3 "Allowed" means, with respect to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

         1.4 "Allowed Claim" means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an "Allowed Claim" under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Consummation Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, "Allowed Claim" shall not, for purposes of distributions under the Plan, include (i) for any Claim arising prior to the Petition Date, interest on such Claim accruing from or after the Petition Date, (ii) punitive or exemplary damages, (iii) any fine, penalty or forfeiture or (iv) any Subordinated Claim.

         1.5 "Allowed Interest" means an Interest (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or
(iii) that is Allowed (a) by a Final Order, (b) by an agreement between the holder of such Interest and the Debtors or Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating an Interest as an "Allowed Interest" under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Interest in the manner and venue in which such Interest would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. An Allowed Interest includes a Disputed Interest to the extent such Disputed Interest becomes Allowed after the Consummation Date.

         1.6 "Alternative Transaction" has the meaning ascribed to such term in Article II.A.14.

         1.7 "Amended and Restated Revolving Credit Agreement" means that certain secured credit agreement governing the Revolver Exit Facility to be entered into as of the Consummation Date, among Reorganized Chart, the Reorganized Subsidiary Debtors, certain other subsidiaries of Reorganized Chart, and JPMorgan Chase Bank, as Administrative Agent, and the lenders thereunder, substantially in the form of Exhibit C-1 hereto.

         1.8 "Amended and Restated Security Agreement" means that certain security agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent, and Reorganized Chart, the Reorganized Subsidiary Debtors and certain other subsidiaries of Reorganized Chart, substantially in the form of Exhibit C-4 hereto.

         1.9 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. ss.ss. 101-1330, as now in effect or hereafter amended.

         1.10 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Case.

         1.11 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as now in effect or hereafter amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         1.12 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

         1.13 "Cash" means legal tender of the United States or equivalents thereof.

         1.14 "Cause" means (i) the conviction of any crime (whether or not involving Reorganized Chart) constituting a felony in the jurisdiction involved,
(ii) engaging in any substantiated act involving moral turpitude or (iii) misappropriation of any assets of Reorganized Chart.

         1.15 "Certificate" has the meaning ascribed to such term in Article
VI.C.

         1.16 "Chapter 11 Case" means the jointly administered Chapter 11 cases of Chart Industries, Inc., CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., GTC of Clarksville, LLC and NexGen Fueling, Inc.

         1.17 "Chart" means Chart Industries, Inc., a Delaware corporation.

         1.18 "Chart Europe" means Chart Europe GmbH, a German company, which is an indirect subsidiary of Chart and not a Debtor in the Chapter 11 Case.

         1.19 "Chart Senior Lender Claim" means, individually, a Claim of the Agent and any Senior Lender against Chart under the Existing Credit Facilities and, collectively, the Claims of the Agent and the Senior Lenders against Chart under the Existing Credit Facilities, including Claims for principal, accrued but unpaid interest, fees and expenses through the Petition Date.


                                     PLAN-2

         1.20 "CHEL" means Chart Heat Exchangers Limited, a United Kingdom company, which is an indirect subsidiary of Chart and not a Debtor in the Chapter 11 Case.

         1.21 "Claim" means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

         1.22 "Claims Objection Deadline" means the first Business Day that is the latest of (i) the Consummation Date; (ii) as to a particular Claim or Interest, 180 days after the filing of a proof of claim or interest for, or request for payment of, such Claim or Interest; or (iii) such other date as may be established by the Bankruptcy Court.

         1.23 "Class" means one of the classes of Claims or Interests listed in
Article IV below.

         1.24 "Class 2 New Common Stock" means the 5,059,064 shares of New Common Stock to be distributed to holders of Senior Lender Claims as of the Consummation Date, which stock shall be subject to dilution to the extent necessary to give effect to the issuance of stock, including in connection with the exercise of any stock options or warrants, including, without limitation, the New Warrants.

         1.25 "Class 7 New Common Stock" means the 266,267 shares of New Common Stock to be distributed to holders of Old Chart Common Stock Interests as of the Consummation Date, which stock shall be subject to dilution to the extent necessary to give effect to the issuance of stock, including in connection with the exercise of any stock options or warrants, including, without limitation, the New Warrants.

         1.26 "Collateral" means any property or interest in property of an Estate subject to a lien to secure the payment or performance of a Claim, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.27 "Collateral Agency and Intercreditor Agreement" means that certain collateral agency and intercreditor agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent and agent under the New Credit Agreements, and Reorganized Chart, substantially in the form of Exhibit C-3 hereto.

         1.28 "Committee" means any official committee appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

         1.29 "Confirmation Date" means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

         1.30 "Confirmation Hearing" means the Bankruptcy Court's hearing to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

         1.31 "Confirmation Order" means the Bankruptcy Court's order confirming the Plan under section 1129 of the Bankruptcy Code.

         1.32 "Consummation Date" means the first Business Day on which all conditions to the consummation of the Plan set forth in Article XI.B have been satisfied or waived, which will be the effective date of the Plan.

         1.33 "Cure" means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

         1.34 "Current Board Designated Director" has the meaning ascribed to such term in Article V.D.

         1.35 "D&O Claims" means any Claim arising from the Debtors' indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in
Article VIII.F.

                                     PLAN-3

         1.36 "Debtor" means each of Chart, CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., GTC of Clarksville, LLC and NexGen Fueling, Inc. in its capacity as a debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code, and "Debtors" means all of them collectively, and when the context so requires, as post-confirmation entities reorganized hereunder.

         1.37 "Designee Term" has the meaning ascribed to such term in Article V.D.

         1.38 "DIP Facility" means the postpetition debtor-in-possession revolving credit facility provided to the Debtors during the Chapter 11 Case pursuant to the DIP Facility Agreement.

         1.39 "DIP Facility Agreement" means the Revolving Credit Agreement, among Chart Industries, Inc., as debtor and debtor-in-possession, each of the Subsidiary Debtors, as debtors and debtors-in-possession, JPMorgan Chase Bank, as Administrative Agent, and the Lenders thereunder, governing the DIP Facility.

         1.40 "DIP Facility Claim" means a Claim arising under or as a result of the DIP Facility, including Claims arising on account of letters of credit issued prior to the Petition Date under the Existing Credit Facilities.

         1.41 "Disallowed Claim" or "Disallowed Interest" means any Claim against or Interest in any Debtor which has been disallowed, in whole or in part, by Final Order, to the extent of such disallowance.

         1.42 "Disbursing Agent" means Reorganized Chart or any party designated by Reorganized Chart, in its sole discretion, to serve as disbursing agent under the Plan.

         1.43 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

         1.44 "Disputed Claim" means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

         1.45 "Disputed Interest" means any Interest that is not an Allowed Interest or a Disallowed Interest.

         1.46 "Distribution Date" means the date, occurring as soon as practicable after the Consummation Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Interests as provided in Article VI of the Plan.

         1.47 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of or in exchange for Allowed Claims and Allowed Interests, which date shall be the third (3rd) Business Day after the Confirmation Date.

         1.48 "Estate" means the estate of any of the Debtors in the Chapter 11 Case, and "Estates" means, collectively, the estates of all the Debtors in the Chapter 11 Case, as created under section 541 of the Bankruptcy Code.

         1.49 "Existing Credit Agreement" means (i) the Credit Agreement, dated as of April 12, 1999, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase
Bank), as Administrative Agent, National City Bank, as Documentation Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date, (ii) the Security Agreement, Mortgages, Guarantee Assumption Agreements and Foreign Subsidiary Pledge Agreements (each as defined in the Credit Agreement dated as of April 12, 1999), and (iii) such other security agreements, pledge agreements or similar agreements or instruments as were executed and delivered pursuant to the Credit Agreement dated as of April 12, 1999, and all Uniform Commercial Code financing statements required thereby that were filed, or other filings and/or registrations that were made or obtained, as the case may be, with respect to the security interests in personal property, real property and fixtures created pursuant to any of the foregoing agreements.

                                     PLAN-4

         1.50 "Existing Credit Facilities" means the Existing Credit Agreement, the First Incremental Revolver and the Second Incremental Revolver, and all other documents and instruments executed in connection therewith evidencing the rights and security interests of the Senior Lenders.

         1.51 "Final Order" means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing or file a notice of appeal has expired and (iii) no appeal or request for a stay or other review is pending.

         1.52 "First Incremental Revolver" means the Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date.

         1.53 "General Unsecured Claim" means a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Senior Lender Claim, Other Secured Claim, Unimpaired Intercompany Claim, Impaired Intercompany Claim or Subordinated Claim.

         1.54 "Greenville Employment Agreements" means, collectively, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Charles E. Downs, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Harry R. Holstead, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Richard L. Vareha, and the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Larry B. McCaslin.

         1.55 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.56 "Impaired Intercompany Claim" means any and all Claims of CHEL or Chart Europe against any of the Debtors.

         1.57 "Initial Board Designee" has the meaning ascribed to such term in
Article V.D.

         1.58 "Interest" means the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to Old Chart Common Stock, Old Subsidiary Equity or any Other Equity Rights of any Debtor, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

         1.59 "Investor Rights Agreement" means the Investor Rights Agreement that may be entered into by Reorganized Chart and certain holders of shares of New Common Stock on and after the Consummation Date, substantially in the form of Exhibit D hereto.

         1.60 "Lender Settlement" has the meaning ascribed to such term in
Article II.A hereof.

         1.61 "Litigation Claims" has the meaning ascribed to such term in
Article V.E hereof.

         1.62 "Management Incentive Plan" means the management incentive plan to be adopted by Reorganized Chart after the Consummation Date pursuant to Article V.C hereof.

         1.63 "Manager" means a manager of a limited liability company.

         1.64 "New Agent" means JPMorgan Chase Bank, as agent under the DIP Facility Agreement, the Amended and Restated Revolving Credit Agreement and the New Term Credit Agreement.

                                     PLAN-5

         1.65 "New Common Stock" means the 9,500,000 shares of common stock of Reorganized Chart, $.01 par value, authorized under Article V.C of the Plan and the Reorganized Chart Certificate of Incorporation as of the Consummation Date.

         1.66 "New Credit Agreements" means the Amended and Restated Revolving Credit Agreement and the New Term Credit Agreement.

         1.67 "New Securities" means, collectively, the New Common Stock, the New Subsidiary Equity, the New Warrants, and the New Common Stock issuable upon exercise of the New Warrants.

         1.68 "New Subsidiary Equity" means, collectively, the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors authorized under Article V.C of the Plan and the respective constituent documents of the Reorganized Subsidiary Debtors as of the Consummation Date.

         1.69 "New Term Credit Agreement" means that certain secured credit agreement governing the Term Exit Facility to be entered into as of the Consummation Date, among Reorganized Chart, the Reorganized Subsidiary Debtors, certain other subsidiaries of Reorganized Chart, and JPMorgan Chase Bank, as Administrative Agent, and the Lenders thereunder, substantially in the form of Exhibit C-2 hereto.

         1.70 "New Warrant Agreement" means that certain warrant agreement, which together with the related warrant certificates, will evidence the New Warrants, to be entered into as of the Consummation Date, between Reorganized Chart and the warrant agent thereunder, substantially in the form of Exhibit E hereto.

         1.71 "New Warrants" means the warrants to acquire, in the aggregate for all of the New Warrants, 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants), as authorized under Article V.C of the Plan, and to be issued to holders of Old Chart Common Stock Interests pursuant to the Plan as of the Consummation Date, evidenced by the New Warrant Agreement and related warrant certificates, substantially in the form of Exhibit E hereto, with an exercise price per share equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331.

         1.72 "Old Chart Common Stock" means the shares of common stock of Chart issued and outstanding on the Distribution Record Date.

         1.73 "Old Chart Common Stock Interests" means the Interests represented by the Old Chart Common Stock.

         1.74 "Old Chart Common Stock Options" means the options to purchase or acquire common stock of Chart, which options are outstanding immediately prior to the Distribution Record Date, and all rights associated therewith.

         1.75 "Old Chart Common Stock Purchase Rights" means those stock purchase rights, and all rights associated therewith, governed by the Rights Agreement, dated as of May 1, 1998, by and between Chart Industries, Inc. and National City Bank, as Rights Agent, as amended.

         1.76 "Old Chart Common Stock Warrants" means those certain warrants, and all rights associated therewith, evidenced by the Warrant Agreements dated as of June 28, 2002, September 30, 2002 and December 31, 2002, between Chart and the holders party thereto.

         1.77 "Old Cryenco Warrants" means those certain warrants to purchase common stock of Chart issued to certain holders of warrants for Cryenco Sciences, Inc. common stock in connection with Chart's acquisition of Cryenco Sciences, Inc. in 1997, and all rights associated therewith.

                                     PLAN-6

         1.78 "Old MVE Warrant Rights" means those certain rights to acquire, under certain conditions, warrants to purchase 1 million shares of common stock of Chart at any time prior to April 12, 2004, issued to former members of MVE Investors, LLC in connection with Chart's acquisition of MVE Holdings, Inc., and all rights associated therewith.

         1.79 "Old Subsidiary Equity" means, collectively, the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Subsidiary Debtors issued and outstanding as of the Distribution Record Date.

         1.80 "Old Subsidiary Equity Interests" means the Interests represented by the Old Subsidiary Equity.

         1.81 "Other Equity Interests" means the Interests represented by the Other Equity Rights.

         1.82 "Other Equity Rights" means, collectively, the Old Chart Common Stock Purchase Rights, the Old Chart Common Stock Options, the Old Chart Common Stock Warrants, the Old Cryenco Warrants, the Old MVE Warrant Rights, rights under any Stock-Related Benefit Plan, and any other options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common stock of Chart, stock, limited or general partnership interests or limited liability company membership interests in any Subsidiary Debtor, or other ownership interests in any Debtor, and any contracts, subscriptions, commitments or agreements pursuant to which any non-Debtor party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in any Debtor.

         1.83 "Other Priority Claim" means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

         1.84 "Other Secured Claim" means a Claim other than a Senior Lender Claim that is secured by a valid duly perfected lien as of the Petition Date on property in which any of the Estates has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

         1.85 "Person" means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

         1.86 "Petition Date" means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Case.

         1.87 "Plan" means this joint prepackaged plan of reorganization, and all exhibits and schedules hereto, as it may be amended, modified or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.

         1.88 "Plan Supplement" means the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.

         1.89 "Postpetition Interest" means interest accruing after the Petition Date on a Claim.

         1.90 "Priority Tax Claim" means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

         1.91 "Professional" means any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code.

         1.92 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

                                     PLAN-7

         1.93 "Pro Rata" means with reference to any distribution on account of or in exchange for any Claim or Interest in any Class, the proportion that the amount of a Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) or Interests (including Disputed Interests, but excluding Disallowed Interests) in such Class.

         1.94 "Reinstate," "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or
(ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.95 "Reorganized ______," where ______ is the name of a Debtor, means such Debtor, on and after the Consummation Date.

         1.96 "Reorganized Chart Bylaws" means Reorganized Chart's bylaws in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-2.

         1.97 "Reorganized Chart Certificate of Incorporation" means Reorganized Chart's certificate of incorporation in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-1.

         1.98 "Reorganized Debtor" means each of Reorganized Chart, Reorganized CAIRE INC., Reorganized Chart Asia, Inc., Reorganized Chart Heat Exchangers Limited Partnership, Reorganized Chart Inc., Reorganized Chart International Holdings, Inc., Reorganized Chart International, Inc., Reorganized Chart Leasing, Inc., Reorganized Chart Management Company, Inc., Reorganized CoolTel, Inc., Reorganized GTC of Clarksville, LLC and Reorganized NexGen Fueling, Inc.; and "Reorganized Debtors" means all of them.

         1.99 "Reorganized Subsidiary Debtors" means the Subsidiary Debtors, on and after the Consummation Date.

         1.100 "Revolver Exit Facility" means that certain revolver exit credit facility in the aggregate amount of $40 million to be provided to the Reorganized Debtors on the Consummation Date, governed by the Amended and Restated Revolving Credit Agreement.

         1.101 "Second Incremental Revolver" means the Series 2 Incremental Revolving Credit Agreement, dated as of April 17, 2001, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date.

         1.102 "Secondary Board Designee" has the meaning ascribed to such term in Article V.D.

         1.103 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss.77a-77aa, as now in effect or hereafter amended.


                                     PLAN-8

         1.104 "Senior Lender Claims" means, collectively, the Chart Senior Lender Claims and the Claims of the Senior Lenders against the Subsidiary Debtors arising on account of the Subsidiary Debtors' guaranty obligations under the Existing Credit Facilities.

         1.105 "Senior Lender Steering Committee" means the unofficial committee formed prior to the Petition Date, which committee is comprised of the Agent, Oaktree Capital Management, LLC, Audax Management Company, LLC and Carl Marks Strategic Investments, LP; provided, however, that any such entity shall be considered a member of the Senior Lender Steering Committee only to the extent that such entity is a Senior Lender on or prior to the Confirmation Date.

         1.106 "Senior Lenders" means the Agent and the entities identified as "Lenders" under the Existing Credit Facilities and their respective successors and assigns who have become "Lenders" under the Existing Credit Facilities.

         1.107 "Solicitation Order" means a Final Order of the Bankruptcy Court or other court of competent jurisdiction providing that Class 7 is deemed to have rejected the Plan and is not entitled to vote on the Plan.

         1.108 "Stock-Related Benefit Plans" means, collectively, the 1996 Stock Option Plan for Outside Directors and similar plans authorized in 1994 and 1995, the Key Employee Stock Option Plan, the 1997 Stock Option and Incentive Plan, the 1997 Stock Bonus Plan and the 2000 Executive Incentive Stock Option Plan of Chart, as amended, and any award agreements thereunder.

         1.109 "Subordinated Claims" means any Claim that is subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and shall include any Claim arising from the rescission or right of rescission of a purchase or sale of a security or Interest of any Debtor or of an affiliate of any Debtor, for damages arising from the purchase or sale of such a security or Interest or for reimbursement or contribution on account of such Claim; provided, however, that the D&O Claims shall not be Subordinated Claims.

         1.110 "Subsidiary Debtor" means each of CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., GTC of Clarksville, LLC and NexGen Fueling, Inc.; and "Subsidiary Debtors" means all of them collectively, and when the context so requires, as post-confirmation entities reorganized hereunder.

         1.111 "Term Exit Facility" means that certain term loan credit facility in the aggregate amount of $120 million to be provided to the Reorganized Debtors on the Consummation Date, governed by the New Term Credit Agreement.

         1.112 "Unimpaired" means with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.113 "Unimpaired Intercompany Claim" means any and all Claims of Chart and any direct or indirect subsidiary of Chart against any Debtor, excluding Impaired Intercompany Claims.

C.       Rules of Interpretation

                  1.       General

         In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

                                     PLAN-9

                  2.       "Including"

         As used in the Plan, "including" means "including without limitation."

                  3.       "On"

         With reference to any distribution under the Plan, "on" a date means on or as soon as reasonably practicable after that date.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.


                                   ARTICLE II.

                      COMPROMISE AND SETTLEMENT OF DISPUTES

A.       Settlement Between Debtors and Senior Lenders

         The Plan implements a compromise and settlement with respect to the Senior Lender Claims, the Old Chart Common Stock Interests and the Old Subsidiary Equity Interests (the "Lender Settlement"). Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, the Plan shall constitute a motion for approval of, and the Confirmation Order shall authorize and constitute Bankruptcy Court approval of, the Lender Settlement.

         On the Consummation Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the Senior Lender Claims, and for good and valuable consideration including the Senior Lenders' agreement to the treatment specified in the Plan for the Senior Lender Claims and the Claims and Interests asserted by other parties in interest, the Lender Settlement shall be effectuated in accordance with the following terms:

         1. The Senior Lender Claims shall be deemed Allowed by the Confirmation Order as undisputed, noncontingent and liquidated in the aggregate amount of $261,972,430.03 (as of June 18, 2003, as such amount may be increased or decreased based on additional borrowings or principal payments, or increased by the amount of interest accrued but unpaid as of the Petition Date).

         2. The Debtors' indebtedness under the Existing Credit Facilities represented by the Senior Lender Claims shall be restructured into indebtedness under the New Term Credit Agreement in the aggregate amount of $120 million, pursuant to Article IV.C.2 of the Plan.

         3. The Senior Lenders shall receive 5,059,064 shares of the New Common Stock of Reorganized Chart, pursuant to Article IV.C.2 of the Plan.

         4. The holders of Old Chart Common Stock shall receive (i) 266,267 shares of the New Common Stock of Reorganized Chart plus (ii) New Warrants exercisable to acquire an additional 280,281 shares of New Common Stock of Reorganized Chart (subject to adjustment under the anti-dilution provisions of the New Warrants), pursuant to Article IV.C.7 of the Plan.

         5. Certain of the Senior Lenders shall provide debtor-in-possession financing under the DIP Facility during the Chapter 11 Case and, upon consummation of the Plan, certain of the Senior Lenders shall provide revolving credit loans to the Reorganized Debtors under the Amended and Restated Revolving Credit Agreement, pursuant to Article III.A of the Plan.

         6. Allowed General Unsecured Claims shall be treated under the Plan as Unimpaired Claims, pursuant to Article IV.C.4 of the Plan.


                                     PLAN-10

         7. Unimpaired Intercompany Claims shall be treated under the Plan as Unimpaired Claims, and Impaired Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims, pursuant to Articles IV.C.5 and 6 of the Plan.

         8. The Debtors shall release the Senior Lenders (in such capacity) and the Debtors' current and former officers, directors, Managers and professionals, pursuant to Article XIV.H of the Plan.

         9. The Senior Lenders and the current members of Chart's board of directors shall exchange mutual releases.

         10. The Debtors shall assume their indemnification obligations to and employment agreements with their directors, officers and Managers, pursuant to Articles VIII.E and F of the Plan.

         11. The Debtors shall pay the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent, pursuant to Articles III.B and IV.C.2 of the Plan.

         12. Old Subsidiary Equity shall be deemed cancelled and the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors shall be distributed so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date, pursuant to Article V.C.2 of the Plan.

         13. Old Chart Common Stock and Other Equity Rights shall be deemed cancelled, pursuant to Articles IV.C.7 and 9 of the Plan.

         14. The board of directors of Chart may solicit, consider and negotiate alternative transactions with third parties at any time prior to the Confirmation Date and may terminate the Lender Settlement at any time prior to the Confirmation Date in order to enter into any alternative transaction if the board of directors of Chart determines in its business judgment that such alternative transaction: (i) is fully committed with available financing, and contains no material contingencies other than Bankruptcy Court and necessary regulatory approvals; (ii) is more favorable to Chart's creditors and shareholders from a financial point of view than the transactions contemplated by the Lender Settlement; and (iii) provides for payment of the Senior Lender Claims on terms acceptable to the Senior Lenders in the sole discretion of the Senior Lenders (any such alternative transaction, an "Alternative Transaction").

B.       Compromise and Settlement of Additional Claims

         Pursuant to Bankruptcy Rule 9019(a), and with the consent of the Agent and the Senior Lenders, the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtors pursuant to Articles V.A and V.E hereof.


                                  ARTICLE III.

                        TREATMENT OF UNCLASSIFIED CLAIMS

         In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.


                                     PLAN-11

A.       DIP Facility Claims

         On the Consummation Date, (i) the DIP Facility Agreement will be deemed to be automatically amended and restated as the Amended and Restated Revolving Credit Agreement; (ii) Reorganized Chart and each lender under the Amended and Restated Revolving Credit Agreement (which may include entities different from the lenders under the DIP Facility Agreement) shall execute and deliver the Amended and Restated Revolving Credit Agreement, and all parties shall be bound by the Amended and Restated Revolving Credit Agreement and related documents and shall have the rights and obligations set forth therein; (iii) all indebtedness under the DIP Facility Agreement (except the obligation to pay fees as provided therein which shall be paid in full on the Consummation Date) will become indebtedness under the Amended and Restated Revolving Credit Agreement and shall be subject to the terms thereof; (iv) if requested by any of the lenders under the Amended and Restated Revolving Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the revolving loan obligation of Reorganized Chart under the Amended and Restated Revolving Credit Agreement and related documents; (v) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the Amended and Restated Revolving Credit Agreement a duly perfected first priority lien on and security interest in all of the assets of Reorganized Chart and the other Reorganized Debtors owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the Amended and Restated Revolving Credit Agreement; (vi) each of the Reorganized Subsidiary Debtors shall enter into and execute the Amended and Restated Revolving Credit Agreement as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the Amended and Restated Revolving Credit Agreement a guaranty by each of the Reorganized Subsidiary Debtors of the indebtedness of Reorganized Chart under the Amended and Restated Revolving Credit Agreement and related documents; and (vii) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such other documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the Amended and Restated Revolving Credit Agreement and related documents.

B.       Administrative Claims

         Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto; and (b) any Allowed Administrative Claim may be paid on such other less favorable terms as may be agreed on between the holder of such Claim and the Debtors. On or as soon as practicable after the Consummation Date, Reorganized Chart shall pay in Cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred from the Petition Date through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

C.       Priority Tax Claims

         The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Consummation Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim at the election of the Debtors: (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim; (b) such other treatment as to which the Debtors or the Reorganized Debtors and the holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or
(c) such other treatment required to Reinstate such Allowed Priority Tax Claim; provided, however, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided, further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of interest accruing or


                                     PLAN-12
penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim; provided, further, that any Allowed Priority Tax Claim not due and owing as of the Consummation Date will be paid when such Claim becomes due and payable.

                                   ARTICLE IV.

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.       Introduction

         The Plan places all Claims and Interests, except Unclassified Claims provided for in Article III, in the Classes listed below. The Plan does not provide for substantive consolidation of the Debtors' Estates. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.

B.       Summary of Classified Claims and Interests

Class                                                           Impaired/Unimpaired; Entitlement to Vote

Class 1 - Other Priority Claims                                 Unimpaired - Deemed to have accepted the Plan and not
                                                                entitled to vote


Class 2 - Senior Lender Claims                                  Impaired - Entitled to vote



Class 3 - Other Secured Claims                                  Unimpaired - Deemed to have accepted the Plan and not
                                                                entitled to vote


Class 4 - General Unsecured Claims                              Unimpaired - Deemed to have accepted the Plan and not
                                                                entitled to vote


Class 5 - Unimpaired Intercompany Claims                        Unimpaired - Deemed to have accepted the Plan and not
                                                                entitled to vote


Class 6 - Impaired Intercompany Claims                          Impaired - Deemed to have rejected the Plan and not
                                                                entitled to vote


Class 7 - Old Chart Common Stock Interests                      Impaired - If the Bankruptcy Court enters the Solicitation
                                                                Order, Class 7 will be deemed to have rejected the Plan
                                                                and, therefore, not be entitled to vote

Class 8 - Old Subsidiary Equity Interests                       Impaired - Deemed to have rejected the Plan and not
                                                                entitled to vote


Class 9 - Other Equity Interests                                Impaired - Deemed to have rejected the Plan and not
                                                                entitled to vote


Class 10 - Subordinated Claims                                  Impaired - Deemed to have rejected the Plan and not
                                                                entitled to vote


                                     PLAN-13

C.       Treatment of Classes

         Pursuant to the terms of the Lender Settlement, each of the holders of Claims and Interests in Classes 1 through 10 will receive the treatment described below.

                1.   Class 1 - Other Priority Claims

                     a. Claims in Class: Class 1 consists of all Other Priority Claims against all Debtors.

                     b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Priority Claim is an Allowed Other Priority Claim on the Consummation Date or
(ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement of and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, Cash in the amount of such Allowed Other Priority Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, Cash in the amount of such Allowed Other Priority Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Other Priority Claim.

                2.   Class 2 - Senior Lender Claims

         Class 2 consists of the following twelve sub-Classes of Senior Lender Claims. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. The Senior Lender Claims in each of Classes 2.1 through 2.12 shall be deemed Allowed by the Confirmation Order as undisputed, noncontingent and liquidated in the aggregate amount of $261,972,430.03 (as of June 18, 2003, as such amount may be increased or decreased based on additional borrowings or principal payments, or increased by the amount of interest accrued but unpaid as of the Petition Date).

                     Class 2.1. - Chart Senior Lender Claims

                     a.  Claims in Class:  Class 2.1 consists of all Chart

Senior Lender Claims. The Chart Senior Lender Claims are secured by enforceable first priority liens and security interests granted by Chart upon and in substantially all of Chart's assets and property of any kind including all proceeds thereof.

                     b. Treatment: On the Consummation Date, (i) all indebtedness under the Existing Credit Facilities will be restructured into indebtedness under the New Term Credit Agreement and Reorganized Chart and each holder of an Allowed Claim in Class 2.1 shall execute and deliver the New Term Credit Agreement and related documents; (ii) if requested by any of the lenders under the New Term Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the term loan obligation of Reorganized Chart under the New Term Credit Agreement and related documents; (iii) Reorganized Chart will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; (iv) Reorganized Chart will enter into and execute such other documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Collateral Agency and Intercreditor Agreement and the Amended and Restated Security Agreement; (v) each holder of an Allowed Claim in Class 2.1 shall receive its Pro Rata share of Class 2 New Common Stock; and (vi) Reorganized Chart shall pay in Cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred prior to the Petition Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.


                                    PLAN-14

                     Class 2.2. - CAIRE INC. Guaranty Claims

                     a. Claims in Class: Class 2.2 consists of all claims arising on account of the guaranty obligations of CAIRE INC. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized CAIRE INC. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CAIRE INC. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized CAIRE INC. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.3. - Chart Asia, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.3 consists of all claims arising on account of the guaranty obligations of Chart Asia, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart Asia, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Asia, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Asia, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.4. - Chart Heat Exchangers Limited Partnership Guaranty Claims

                     a. Claims in Class: Class 2.4 consists of all claims arising on account of the guaranty obligations of Chart Heat Exchangers Limited Partnership under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart Heat Exchangers Limited Partnership shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Heat Exchangers Limited Partnership of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Heat Exchangers Limited Partnership owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.


                                     PLAN-15

                     Class 2.5. - Chart Inc. Guaranty Claims

                     a. Claims in Class: Class 2.5 consists of all claims arising on account of the guaranty obligations of Chart Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.6. - Chart International Holdings, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.6 consists of all claims arising on account of the guaranty obligations of Chart International Holdings, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart International Holdings, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International Holdings, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International Holdings, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.7. - Chart International, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.7 consists of all claims arising on account of the guaranty obligations of Chart International, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart International, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.


                                     PLAN-16

                     Class 2.8. - Chart Leasing, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.8 consists of all claims arising on account of the guaranty obligations of Chart Leasing, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart Leasing, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Leasing, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents;
(ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Leasing, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.9. - Chart Management Company, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.9 consists of all claims arising on account of the guaranty obligations of Chart Management Company, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized Chart Management Company, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Management Company, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Management Company, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.10. - CoolTel, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.10 consists of all claims arising on account of the guaranty obligations of CoolTel, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized CoolTel, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CoolTel, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents;
(ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized CoolTel, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.


                                     PLAN-17

                     Class 2.11. - GTC of Clarksville, LLC Guaranty Claims

                     a. Claims in Class: Class 2.11 consists of all claims arising on account of the guaranty obligations of GTC of Clarksville, LLC under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized GTC of Clarksville, LLC shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized GTC of Clarksville, LLC of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents;
(ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized GTC of Clarksville, LLC owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

                     Class 2.12. - NexGen Fueling, Inc. Guaranty Claims

                     a. Claims in Class: Class 2.12 consists of all claims arising on account of the guaranty obligations of NexGen Fueling, Inc. under the Existing Credit Facilities.

                     b. Treatment: On the Consummation Date, Reorganized NexGen Fueling, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart's obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized NexGen Fueling, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents;
(ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized NexGen Fueling, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the Amended and Restated Security Agreement.

         3.          Class 3 - Other Secured Claims

                     a. Claims in Class: Each sub-Class of Class 3 Other Secured Claims contains a single Other Secured Claim, and in the aggregate Class 3 includes all Other Secured Claims against all Debtors. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral's value and a General Unsecured Claim for the deficiency.

                     b. Treatment: The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Secured Claim is an Allowed Other Secured Claim on the Consummation Date or (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement of and in exchange for, such Allowed Other Secured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, Cash in the amount of such Allowed Other Secured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, Cash in the amount of such Allowed Other Secured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder


                                     PLAN-18
of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed Other Secured Claim.

         4.          Class 4 - General Unsecured Claims

                     a. Claims in Class: Class 4 consists of twelve sub-Classes of General Unsecured Claims. Class 4.1 consists of all General Unsecured Claims against Chart. Class 4.2 consists of all General Unsecured Claims against CAIRE INC. Class 4.3 consists of all General Unsecured Claims against Chart Asia, Inc. Class 4.4 consists of all General Unsecured Claims against Chart Heat Exchangers Limited Partnership. Class 4.5 consists of all General Unsecured Claims against Chart Inc. Class 4.6 consists of all General Unsecured Claims against Chart International Holdings, Inc. Class 4.7 consists of all General Unsecured Claims against Chart International, Inc. Class 4.8 consists of all General Unsecured Claims against Chart Leasing, Inc. Class 4.9 consists of all General Unsecured Claims against Chart Management Company, Inc. Class 4.10 consists of all General Unsecured Claims against CoolTel, Inc. Class 4.11 consists of all General Unsecured Claims against GTC of Clarksville, LLC. Class 4.12 consists of all General Unsecured Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

                     b. Treatment: The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim on the Consummation Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement of and in exchange for, such Allowed General Unsecured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, Cash in the amount of such Allowed General Unsecured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, Cash in the amount of such Allowed General Unsecured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed General Unsecured Claim.

         5.          Class 5 - Unimpaired Intercompany Claims

                     a. Claims in Class: Class 5 consists of twelve sub-Classes of Unimpaired Intercompany Claims. Class 5.1 consists of all Unimpaired Intercompany Claims against Chart. Class 5.2 consists of all Unimpaired Intercompany Claims against CAIRE INC. Class 5.3 consists of all Unimpaired Intercompany Claims against Chart Asia, Inc. Class 5.4 consists of all Unimpaired Intercompany Claims against Chart Heat Exchangers Limited Partnership. Class 5.5 consists of all Unimpaired Intercompany Claims against Chart Inc. Class 5.6 consists of all Unimpaired Intercompany Claims against Chart International Holdings, Inc. Class 5.7 consists of all Unimpaired Intercompany Claims against Chart International, Inc. Class 5.8 consists of all Unimpaired Intercompany Claims against Chart Leasing, Inc. Class 5.9 consists of all Unimpaired Intercompany Claims against Chart Management Company, Inc. Class
5.10 consists of all Unimpaired Intercompany Claims against CoolTel, Inc. Class
5.11 consists of all Unimpaired Intercompany Claims against GTC of Clarksville, LLC. Class 5.12 consists of all Unimpaired Intercompany Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

                     b. Treatment: The legal, equitable and contractual rights of the holders of Unimpaired Intercompany Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Consummation Date.

         6.          Class 6 - Impaired Intercompany Claims

                     a. Claims in Class: Class 6 consists of twelve sub-Classes of Impaired Intercompany Claims. Class 6.1 consists of all Impaired Intercompany Claims against Chart. Class 6.2 consists of all Impaired Intercompany Claims against CAIRE INC. Class 6.3 consists of all Impaired Intercompany Claims against Chart Asia, Inc. Class 6.4 consists of all Impaired Intercompany Claims against Chart Heat Exchangers Limited Partnership. Class 6.5 consists of all Impaired Intercompany Claims against Chart Inc. Class 6.6 consists of all Impaired Intercompany Claims against Chart International Holdings, Inc. Class
6.7 consists of all Impaired Intercompany Claims against Chart International,


                                     PLAN-19

Inc. Class 6.8 consists of all Impaired Intercompany Claims against Chart Leasing, Inc. Class 6.9 consists of all Impaired Intercompany Claims against Chart Management Company, Inc. Class 6.10 consists of all Impaired Intercompany Claims against CoolTel, Inc. Class 6.11 consists of all Impaired Intercompany Claims against GTC of Clarksville, LLC. Class 6.12 consists of all Impaired Intercompany Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

                     b. Treatment: The holders of Impaired Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.

         7.          Class 7 - Old Chart Common Stock Interests

                     a. Interests in Class: Class 7 consists of all Old Chart Common Stock Interests.

                     b. Treatment: On the Consummation Date, all Old Chart Common Stock shall be deemed cancelled and extinguished. As required under the Lender Settlement summarized in Article II.A, on or as soon as reasonably practicable after the Distribution Date, each holder of an Old Chart Common Stock Interest shall receive in exchange for its Interests, subject to the procedures set forth in Article VI.C of the Plan, (a) its Pro Rata share of the Class 7 New Common Stock and (b) its Pro Rata share of the New Warrants.

         8.          Class 8 - Old Subsidiary Equity Interests

                     a. Interests in Class: Class 8 consists of eleven separate sub-Classes of Old Subsidiary Equity Interests. Class 8.1 consists of all Old Subsidiary Equity Interests in CAIRE INC. Class 8.2 consists of all Old Subsidiary Equity Interests in Chart Asia, Inc. Class 8.3 consists of all Old Subsidiary Equity Interests in Chart Heat Exchangers Limited Partnership. Class
8.4 consists of all Old Subsidiary Equity Interests in Chart Inc. Class 8.5 consists of all Old Subsidiary Equity Interests in Chart International Holdings, Inc. Class 8.6 consists of all Old Subsidiary Equity Interests in Chart International, Inc. Class 8.7 consists of all Old Subsidiary Equity Interests in Chart Leasing, Inc. Class 8.8 consists of all Old Subsidiary Equity Interests in Chart Management Company, Inc. Class 8.9 consists of all Old Subsidiary Equity Interests in CoolTel, Inc. Class 8.10 consists of all Old Subsidiary Equity Interests in GTC of Clarksville, LLC. Class 8.11 consists of all Old Subsidiary Equity Interests in NexGen Fueling, Inc. Each sub-Class is deemed to be a separate sub-Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

                     b. Treatment: The holders of Old Subsidiary Equity Interests shall not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Old Subsidiary Equity shall be deemed cancelled and extinguished.

         9.          Class 9 - Other Equity Interests

                     a. Interests in Class: Class 9 consists of all Other Equity Interests.

                     b. Treatment: The holders of Other Equity Interests shall not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Other Equity Rights shall be deemed cancelled and extinguished.

         10.         Class 10 - Subordinated Claims

                     a. Claims in Class: Class 10 consists of all Subordinated Claims.

                     b. Treatment: The holders of Subordinated Claims shall not receive or retain any property under the Plan on account of such Claims. The Debtors do not believe that there are any Subordinated Claims and, therefore, the Debtors will object to any Subordinated Claim filed.


                                     PLAN-20

D.       Allowed Claims and Allowed Interests

         Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make distributions to holders of Allowed Claims and Allowed Interests. No holder of a Disputed Claim or Disputed Interest will receive any distribution on account thereof until and to the extent that its Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

E.       Postpetition Interest

         In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein or in an order of the Bankruptcy Court, no holder of a Claim shall be entitled to or receive Postpetition Interest.

F.       Special Provision Regarding Unimpaired Claims and Interests

         Except as otherwise provided in the Plan, nothing shall affect the Debtors' or the Reorganized Debtors' respective rights and defenses, both legal and equitable, with respect to any Unimpaired Claim or Interest (including Claims and Interests that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims or Interests.


                                   ARTICLE V.

                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       Continued Existence and Vesting of Assets in Reorganized Debtors

         The Reorganized Debtors shall continue to exist after the Consummation Date as separate corporate or other business entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated or formed and pursuant to their respective certificates of incorporation and bylaws or other governing documents as amended and restated on the Consummation Date. The Reorganized Chart Industries, Inc. Certificate of Incorporation and the Reorganized Chart Industries, Inc. Bylaws are attached hereto as Exhibits A-1 and A-2, respectively.

         Among other things, the Debtors' existing certificates of incorporation or other governing documents shall be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code. In addition, the Reorganized Subsidiary Debtors' constituent documents will be amended as necessary to effect the issuance of their respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests.

         On and after the Consummation Date, all property of the Estates, including all claims, rights and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and Interests except as otherwise provided in the Plan. On and after the Consummation Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Consummation Date for Professionals' fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B.       Cancellation of Securities and Agreements

         As of the Consummation Date, any certificates constituting the Old Chart Common Stock will evidence solely the right to receive the distribution of the consideration set forth in Article IV.C. On the Consummation Date, except as otherwise provided for in the Plan, (i) the promissory notes issued under the Existing Credit Facilities, the Old Chart Common


                                     PLAN-21

Stock, the Old Subsidiary Equity and the Other Equity Rights, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person, and (ii) the obligations of Chart under the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity and the Other Equity Rights and under any agreements, indentures or other designations governing the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity or the Other Equity Rights shall be discharged; provided, however, that each agreement that governs the rights of the holder of a Senior Lender Claim and that is administered by an agent, indenture trustee or servicer shall continue in effect solely for the purposes of (a) allowing such agent, indenture trustee or servicer to make the distributions to be made on account of such Claims under the Plan and (b) permitting such agent, indenture trustee or servicer to maintain any rights it may have for indemnification, liens, fees, costs and expenses under such agreement. Additionally, the cancellation of the Existing Credit Facilities shall not impair the rights and duties thereunder as between the Agent and the Senior Lenders. Notwithstanding anything in this paragraph or elsewhere in the Plan to the contrary, the filings and recordings of liens, mortgages, and security interests in any real property, personal property and fixtures of any of the Debtors in connection with the Existing Credit Facilities shall not be extinguished, cancelled or discharged pursuant to the Plan or the Confirmation Order, and shall remain in full force and effect and applicable to the real and personal property securing the New Credit Agreements to the extent such filings and recordings are not superseded by filings and recordings made in connection with the New Credit Agreements.

C.      Restructuring Transactions

        1.           New Common Stock and New Warrants

                     a.   Authorization

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart is authorized to (i) issue shares of New Common Stock to holders of Chart Senior Lender Claims and Old Chart Common Stock Interests and issue New Warrants to holders of Old Chart Common Stock Interests, in each case in the proportions and amounts set forth herein, and (ii) perform its obligations under the New Warrants, including reserving shares of New Common Stock for such purpose and issuing shares of New Common Stock upon exercise of the New Warrants.

                     b.   Issuance

         On or as soon as practicable after the Consummation Date, shares of New Common Stock, and the New Warrants exercisable for additional shares of New Common Stock, in each case as authorized pursuant to this Article V.C.1, shall be issued by Reorganized Chart pursuant to the Plan, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

                     c.   Management Incentive Plan

         The Management Incentive Plan shall be adopted by the board of directors of Reorganized Chart after the Consummation Date and shall authorize the board of directors of Reorganized Chart to grant management employees of Reorganized Chart and its subsidiaries and the members of the board of directors of Reorganized Chart options to acquire shares of New Common Stock in an aggregate amount up to five percent (5%) of the New Common Stock issued pursuant to this Plan. Exercise price, recipients, vesting and other terms of the Management Incentive Plan shall be determined by the board of directors of Reorganized Chart. The number of options actually distributed under the Management Incentive Plan shall be determined at the sole discretion of the board of directors of Reorganized Chart, and nothing contained herein shall prevent such board from (i) granting less than the five percent (5%) of New Common Stock referenced above or (ii) granting, in compliance with applicable nonbankruptcy law, more than the five percent (5%) of New Common Stock referenced above.

         2.          New Subsidiary Equity

         Pursuant to the Lender Settlement, as of the Consummation Date, the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized


                                     PLAN-22

Subsidiary Debtors shall be authorized, issued and distributed so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date.

                     a.   Reorganized CAIRE INC.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized CAIRE INC. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

                     b.   Reorganized Chart Asia, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Asia, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

                     c.   Reorganized Chart Heat Exchangers Limited Partnership

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Heat Exchangers Limited Partnership is authorized to issue and shall issue a 5% general partnership interest to Reorganized Chart Management Company, Inc. and a 95% limited partnership interest to Reorganized Chart Inc., and the limited partnership is hereby deemed to elect to reconstitute and continue the limited partnership and to designate Reorganized Chart Management Company, Inc. as general partner.

                     d.   Reorganized Chart Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc.

                     e.   Reorganized Chart International Holdings, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart International Holdings, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

                     f.   Reorganized Chart International, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart International, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc.

                     g.   Reorganized Chart Leasing, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Leasing, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc., and the stated capital of Reorganized Chart Leasing, Inc. shall be $10.00.

                     h.   Reorganized Chart Management Company, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Management Company, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc., and the stated capital of Reorganized Chart Management Company, Inc. shall be $10.00.


                                     PLAN-23

                     i.   Reorganized CoolTel, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized CoolTel, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

                     j.   Reorganized GTC of Clarksville, LLC

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized GTC of Clarksville, LLC is authorized to issue and shall issue a 100% membership interest to Reorganized Chart Inc.

                     k.   Reorganized NexGen Fueling, Inc.

         As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized NexGen Fueling, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

         3.          New Credit Agreements

                     a.   New Term Credit Agreement

         On the Consummation Date, (i) the New Term Credit Agreement, together with new promissory notes evidencing the obligations of Reorganized Chart thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, shall become effective, and (ii) the Reorganized Debtors shall execute the New Term Credit Agreement, the promissory notes and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the New Term Credit Agreement. Notwithstanding anything herein to the contrary, payment obligations under the promissory notes issued pursuant to the New Term Credit Agreement, and all obligations under the New Term Credit Agreement and related documents, including the Collateral Agency and Intercreditor Agreement and the Amended and Restated Security Agreement, shall be subject to repayment and performance by the obligors thereunder, on the terms set forth in the New Term Credit Agreement and related documents.

                     b.   Amended and Restated Revolving Credit Agreement

         On the Consummation Date, (i) the Amended and Restated Revolving Credit Agreement, together with new promissory notes evidencing the obligations of Reorganized Chart thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, shall become effective, and (ii) the Reorganized Debtors shall execute the Amended and Restated Revolving Credit Agreement, the promissory notes and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the Amended and Restated Revolving Credit Agreement. Notwithstanding anything herein to the contrary, payment obligations under the promissory notes issued pursuant to the Amended and Restated Revolving Credit Agreement, and all obligations under the Amended and Restated Revolving Credit Agreement and related documents, including the Collateral Agency and Intercreditor Agreement and the Amended and Restated Security Agreement, shall be subject to repayment and performance by the obligors thereunder, on the terms set forth set forth in the Amended and Restated Revolving Credit Agreement and related documents.

                     c.   Collateral Agency and Intercreditor Agreement

         On the Consummation Date, (i) the Collateral Agency and Intercreditor Agreement, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, shall become effective, and (ii) Reorganized Chart shall execute the Collateral Agency and Intercreditor Agreement, and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the Collateral Agency and Intercreditor Agreement.


                                     PLAN-24

         4.          Investor Rights Agreement

         On or prior to the Consummation Date, Reorganized Chart and certain holders of shares of New Common Stock may enter into the Investor Rights Agreement.

         5.          New Warrants

         On the Consummation Date, the New Warrants, substantially in the form of Exhibit E hereto, shall be issued to holders of Old Chart Common Stock Interests pursuant to the Plan. The New Warrants shall entitle the holders thereof to purchase 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants) at an exercise price per share equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331. The New Warrants shall expire not later than 2010, include a cashless exercise feature and have anti-dilution protections for stock splits, combinations and the like. In the event of any inconsistency between the foregoing and the New Warrants, the provisions of the New Warrants will control.

D.       Directors, Officers and Managers

         On the Consummation Date, the term of the current board of directors of Chart shall expire. The initial board of directors of Reorganized Chart shall consist of seven (7) members, which shall include: (a) six (6) members to be designated by the Senior Lenders, one of which shall be the chief executive officer of Reorganized Chart, and at least one of which shall be an independent director, and (b) one (1) member to be designated by the current board of directors of Chart (the "Initial Board Designee"), which director must be reasonably acceptable to the Senior Lender Steering Committee. The Debtors will identify the individuals proposed to serve as officers, directors and Managers of the Reorganized Debtors prior to the Confirmation Hearing.

         The Initial Board Designee shall be appointed to serve as a director of Reorganized Chart for a term beginning on the Consummation Date and ending upon the first to occur of (i) the first annual or special meeting held for the election of directors of Reorganized Chart or (ii) written consent of stockholders taken for the election of directors of Reorganized Chart, in each case held or taken after the second anniversary of the Consummation Date (the "Designee Term"). In the event of the death or resignation of the Initial Board Designee, or in the event that the Initial Board Designee is removed as a director for Cause, such director shall be replaced and such vacancy filled by a second person to be identified in the Plan Supplement (the "Secondary Board Designee" and, together with the Initial Board Designee, the "Current Board Designated Director"), and such person shall serve, and be named, constituted and appointed, as a director of Reorganized Chart for the remaining portion of the Designee Term. In the event of the death (while serving as a director) or resignation of the Secondary Board Designee, or in the event that the Secondary Board Designee is removed as a director for Cause, such director shall be replaced and such vacancy filled by the vote of a majority of the directors of Reorganized Chart then in office. Such replacement director shall serve until the next annual meeting of Reorganized Chart or until such director's successor is duly elected and qualified and, thereafter, such directorship shall be filled by election of a plurality of the votes cast at an annual or special meeting, or by written consent, of stockholders as set forth in the Reorganized Chart Certificate of Incorporation and the Reorganized Chart Bylaws.

         The Current Board Designated Director may be removed at any time for Cause by the vote of a majority of the directors of Reorganized Chart then in office (excluding the director so sought to be removed). The Current Board Designated Director may not be removed without Cause at any time during the Designee Term.

E.       Preservation of Rights of Action; Settlement of Litigation Claims

          Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order (collectively, "Litigation Claims"), and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. Schedule 1 to the Plan contains a non-exclusive list of claims or


                                     PLAN-25
causes of action that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify Schedule 1 to the Plan to add or delete parties or causes of action, but disclaim any obligation to do so. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Consummation Date, notwithstanding anything in the Plan to the contrary, the Debtors or the Reorganized Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

F.       Effectuating Documents; Further Transactions

         The chairman of the board of directors, president, chief financial officer or any other appropriate officer or Manager of each Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

G.       Exemption from Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

                                   ARTICLE VI.

                       PROVISIONS GOVERNING DISTRIBUTIONS

A.       Distributions for Claims and Interests Allowed as of the Consummation
         Date

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims or Interests that are Allowed Claims or Allowed Interests as of the Consummation Date shall be made on the Distribution Date. All Cash distributions shall be made from available Cash of the Reorganized Debtors. Any distribution under the Plan of property other than Cash shall be made by the Disbursing Agent or the Agent, as applicable, in accordance with the terms of the Plan.

B.       Disbursing Agent

         The Disbursing Agent shall make all distributions required under the Plan (subject to the provisions of Articles IV, VI and VII hereof), except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

         If the Disbursing Agent is an independent third party designated by Reorganized Chart to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent or servicer), such Disbursing Agent, indenture trustee, agent or servicer shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance


                                     PLAN-26
of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

C.       Surrender of Securities or Instruments

         As a condition precedent to receiving any distribution of New Common Stock or New Warrants on account of Chart Senior Lender Claims or in exchange for Old Chart Common Stock Interests, the holders of such Claims or Interests shall tender the applicable instruments, securities or other documentation evidencing such Claims or Interests to Reorganized Chart, unless waived in writing by Reorganized Chart. Any New Common Stock or New Warrants to be distributed pursuant to the Plan on account of or in exchange for any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to the Plan.

               1. Old Chart Common Stock. Each holder of an instrument evidencing Old Chart Common Stock (a "Certificate") shall, following the Consummation Date, surrender its Certificate to Reorganized Chart or its agents, as applicable, in accordance with written instructions to be provided to such holders by Reorganized Chart as promptly as practicable following the Consummation Date. Such instructions shall specify that delivery of such Certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificates with a letter of transmittal in accordance with such instructions. All surrendered Certificates shall be marked as cancelled.

               2. Failure to Surrender Instruments. Any holder of Old Chart Common Stock evidenced by a Certificate that fails to surrender or is deemed to have failed to surrender its Certificate within one (1) year after the Consummation Date shall have its Interest and its distribution pursuant to the Plan in exchange for such Old Chart Common Stock discharged and shall be forever barred from asserting any such Interest against Reorganized Chart or its property. In such cases, any New Common Stock or New Warrants held for distribution in exchange for such Interest shall be disposed of pursuant to Article VI.H of the Plan.

               3. Senior Lender Claims. On or before the Consummation Date, the holders of the Senior Lender Claims shall deliver their promissory notes (or affidavits of the loss, mutilation or destruction of such notes, in form and substance reasonably acceptable to the Debtors and the Agent) evidencing such Claims to Reorganized Chart.

D.       Lost, Stolen, Mutilated or Destroyed Securities

         Any holder of Old Chart Common Stock evidenced by a Certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering its Certificate, deliver to Reorganized Chart or its agents: (i) evidence reasonably satisfactory to Reorganized Chart of the loss, theft, mutilation or destruction of such Certificate, and (ii) such security or indemnity as may be required by Reorganized Chart to hold Reorganized Chart harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Interest. Upon compliance with the foregoing by a holder of Old Chart Common Stock, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Certificate.

E.       Record Date for Distributions to Holders of Old Chart Common Stock

         At the close of business on the Distribution Record Date, the transfer ledgers for Old Chart Common Stock shall be closed, and there shall be no further changes in the record holders of such securities. Reorganized Chart and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.


                                     PLAN-27

F.       Means of Cash Payment

         Cash payments under the Plan will be in U.S. funds by checks drawn on a domestic bank selected by Reorganized Chart, or by wire transfer from a domestic bank, at the option of Reorganized Chart. Cash payments to foreign creditors may be made, at the option of Reorganized Chart, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.       Calculation of Distribution Amounts of New Common Stock

         No fractional shares of New Common Stock or fractional New Warrants shall be issued or distributed under the Plan or by Reorganized Chart or any Disbursing Agent, indenture trustee, agent or servicer. Each Person entitled to receive New Common Stock or New Warrants shall receive the total number of whole shares of New Common Stock or whole New Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock or a fraction of a New Warrant, the Disbursing Agent shall allocate separately one whole share of New Common Stock or one whole New Warrant, as applicable, to such Person in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Stock or whole New Warrants, as applicable, have been allocated. Upon the allocation of a whole share of New Common Stock or a whole New Warrant to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Stock or whole New Warrants, as applicable, which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares of New Common Stock or whole New Warrants, as applicable, to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares of New Common Stock or whole New Warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. No shares of New Common Stock or New Warrants will be issued and no other property will be distributed under the Plan or by Reorganized Chart or any Disbursing Agent, indenture trustee, agent or servicer on account of entitlements to a fractional share of New Common Stock or fractional New Warrant which fall below a threshold level to be determined by the Disbursing Agent after allocation of whole shares of New Common Stock and whole New Warrants in respect of fractional entitlements as described above. Accordingly, a person who otherwise would be entitled to receive a distribution of a fractional share of New Common Stock or a fractional New Warrant will not receive any such distribution if the number of fractional shares of New Common Stock or fractional New Warrants, as applicable, such person was to receive falls below such threshold.

H.       Delivery of Distributions; Undeliverable or Unclaimed Distributions

         Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Disbursing Agent or the Agent, as the case may be, (i) at each holder's address set forth in the Debtors' books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001, (ii) at the address in any written notice of address change delivered to the Disbursing Agent or, with respect to a Senior Lender Claim, the Agent, as applicable, or (iii) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or the Agent, as applicable, is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the Agent shall be returned to the appropriate Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions must be made within one
(1) year after the Consummation Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock or New Warrants held for distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, Reorganized Chart, to attempt to locate any holder of an Allowed Claim or Interest.


                                     PLAN-28

I.       Withholding and Reporting Requirements

         In connection with the Plan and all distributions thereunder, Reorganized Chart shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding and reporting requirements. Reorganized Chart shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Interest that is to receive a distribution of New Common Stock or New Warrants pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to Reorganized Chart for the payment and satisfaction of such tax obligations or has, to Reorganized Chart's satisfaction, established an exemption therefrom. Any New Common Stock or New Warrants to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to
Article VI.H of the Plan.

J.       Allocation of Plan Distributions Between Principal and Interest

         To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for the Debtors' federal income tax purposes, be allocated on the Debtors' books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

K.       Setoffs

         Except as provided in the Plan, a Reorganized Debtor may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim's holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.

                                  ARTICLE VII.

                       PROCEDURES FOR RESOLVING DISPUTED,
                       CONTINGENT AND UNLIQUIDATED CLAIMS

A.       Resolution of Disputed Claims

         Except as provided otherwise in the Plan, holders of Claims and Interests shall not be required to file proofs of Claim or proofs of Interest with the Bankruptcy Court. The amount and validity of any disputed, contingent and/or unliquidated Claim or Interest shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim or Interest would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced; provided, however, that the Debtors and the Reorganized Debtors reserve the right to file with Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim or Interest with respect to which the holder of such Claim or Interest has filed a proof of Claim or proof of Interest, as applicable, in the Chapter 11 Case. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims and Disputed Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

         In addition, any Debtor, Reorganized Debtor or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at


                                     PLAN-29
any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

B.       No Distribution Pending Allowance

         No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or Interest.

C.       Distributions After Allowance

         To the extent that a Disputed Claim or Disputed Interest ultimately becomes an Allowed Claim or Allowed Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Interest becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim or Interest, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution to which such holder is entitled under the Plan. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every 180 days.

                                      VIII.

                        TREATMENT OF CONTRACTS AND LEASES

A.       Assumed Contracts and Leases

         Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Consummation Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) previously was assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms or (iii) is the subject of a motion to assume or reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Consummation Date. The Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party.

         Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.


                                     PLAN-30

B.       Treatment of Change of Control Provisions

         The entry of the Confirmation Order, consummation of the Plan, issuance of New Securities under the Plan and/or any other acts taken to implement the Plan shall not constitute a "change in control" under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a "change in control" of any of the Debtors; provided, however, that this Article VIII.B shall not apply to contracts, agreements, plans, arrangements and documents relating to employment, employee severance, salary continuation or employee retention, except that this
Article VIII.B shall apply to the Greenville Employment Agreements.

C.       Payments Related to Assumption of Contracts and Leases

         Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

D.       Claims Based on Rejection of Executory Contracts or Unexpired Leases

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the appropriate Reorganized Debtor and its counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected. Any Claims not served within such time periods will be forever barred from assertion against the respective Reorganized Debtor, its Estate and its property.

E.       Compensation and Benefit Plans and Treatment of Retirement Plan

         All of the Debtors' programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements, other than the Stock-Related Benefit Plans and the Greenville Employment Agreements, entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan, and the Debtors' obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtors of all "retiree benefits," as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

F.       Indemnification of Directors, Officers and Managers

         The Debtors' indemnification obligations in favor of their officers, directors and Managers contained in the certificates of incorporation and bylaws or other governing documents of the Debtors as of April 30, 2003 shall be included in the amended and restated certificates of incorporation and bylaws or other governing documents of the Reorganized Debtors. All Claims of the Debtors' officers, directors and Managers for indemnity arising prior to the Petition Date shall be deemed to be Unimpaired Class 4 General Unsecured Claims hereunder, and all Claims of the Debtors' officers, directors and Managers for indemnity arising on and after the Petition Date shall be deemed to be Unimpaired Administrative Claims hereunder. Furthermore, and without limiting the generality of Article VIII.A, the contractual indemnification agreements of Chart with its officers, directors and Managers entered into as of August and October 2002 shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Consummation Date.


                                     PLAN-31

                                   ARTICLE IX.

                       ACCEPTANCE OR REJECTION OF THE PLAN

A.       Classes Entitled To Vote

         Class 2 Claims are Impaired under the Plan and, therefore, Class 2 is entitled to vote to accept or reject the Plan. If the Solicitation Order is entered, Class 7 will be deemed to have rejected the Plan and, therefore, will not be entitled to vote to accept or reject the Plan. Classes 6, 8, 9 and 10 also are deemed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Therefore Classes 1, 3, 4 and 5 are deemed to have accepted the Plan.

B.       Acceptance by Impaired Classes

         An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

C.       Cramdown

         To the extent necessary, the Debtors shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                   ARTICLE X.

                             SECURITIES TO BE ISSUED
                          IN CONNECTION WITH THE PLAN

A.       New Securities

         On or before the Distribution Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Common Stock, New Subsidiary Equity and New Warrants required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Consummation Date regardless of the date on which they are actually distributed. All stock issued by any Reorganized Debtor pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued, fully paid and nonassessable. The terms of the New Common Stock are summarized in Exhibit B hereto, and the forms of the agreement and certificates evidencing the New Warrants are attached hereto as Exhibit E.

B.       Exemption from Registration

         The issuance of the New Securities under the Plan shall be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Securities may be deemed to be "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.


                                     PLAN-32

                                   ARTICLE XI.

                       CONDITIONS PRECEDENT TO THE PLAN'S
                          CONFIRMATION AND CONSUMMATION

A.       Conditions to Confirmation

         The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article XI.C below:

         1. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors and the Senior Lenders.

         2. The Reorganized Chart Certificate of Incorporation, the Reorganized Chart Bylaws, the Investor Rights Agreement, the New Warrant Agreement and the related form of warrant certificate shall be in form and substance satisfactory to the Debtors and the Senior Lenders.

B.       Conditions to Consummation Date

         The following are conditions precedent to the occurrence of the Consummation Date, each of which must be satisfied or waived in accordance with
Article XI.C below:

         1. The Confirmation Order, in form and substance acceptable to the Debtors and the Senior Lenders, confirming the Plan shall have been entered and must provide, among other things, that:

            a. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, execute, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

            b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

            c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

            d. the transfers of property by the Debtors (i) to the Reorganized Debtors (a) are or will be legal, valid and effective transfers of property, (b) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances or Interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law and (d) do not and will not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims and Interests under the Plan are for good consideration and value;

            e. except as expressly provided in the Plan or the Confirmation Order, the Debtors are discharged effective upon the Confirmation Date, subject to the occurrence of the Consummation Date, from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of any of the Debtors that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, (b) any obligation of any of the Debtors incurred before the Confirmation Date or (c) any


                                     PLAN-33
conduct of any of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

            f. the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

            g. all Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights shall be deemed cancelled effective upon the Consummation Date; and

            h. the New Common Stock, New Subsidiary Equity and New Warrants issued under the Plan in exchange for Claims and Interests, as applicable, are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Common Stock or New Warrants may be deemed to be "underwriters," as that term is defined in section 1145 of the Bankruptcy Code.

         2. The Confirmation Order shall have become a Final Order.

         3. The Reorganized Chart Certificate of Incorporation, the Reorganized Chart Bylaws, the Investor Rights Agreement and the New Warrant Agreement, in form and substance satisfactory to the Debtors and the Senior Lenders, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

         4. The New Credit Agreements and all documents to be executed in connection with the New Credit Agreements, in form and substance satisfactory to the Debtors and the Senior Lenders, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

         5. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock and New Warrants.

         6. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

         7. All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         8. The Senior Lenders and the members of the board of directors of Chart as of the Consummation Date shall have executed and delivered mutual releases in form and substance satisfactory to all signatories thereto.

C.       Waiver of Conditions

         Each of the conditions set forth in Articles XI.A and XI.B above may be waived in whole or in part by the Debtors, with the written consent of the Senior Lenders, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


                                     PLAN-34

                                  ARTICLE XII.

                          MODIFICATIONS AND AMENDMENTS

         The Debtors may alter, amend or modify the Plan or any exhibits hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date with the consent of the Senior Lenders. The Debtors reserve the right to include any amended exhibits in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, with the consent of the Senior Lenders, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

                                  ARTICLE XIII.

                            RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan's confirmation and the occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clause (A) below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

         A. Determine any and all objections to the allowance of Claims or Interests;

         B. Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

         C. Determine any and all motions to subordinate Claims or Interests at any time and on any basis permitted by applicable law;

         D. Hear and determine all Professional Fee Claims and other Administrative Claims;

         E. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

         F. Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Case;

         G. Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         H. Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;

         I. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

         J. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;


                                     PLAN-35

         K. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

         L. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

         M. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

         N. Recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

         O. Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

         P. Hear and determine all disputes involving the existence, nature or scope of the Debtors' discharge;

         Q. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and

         R. Enter a final decree closing the Chapter 11 Case.

                                  ARTICLE XIV.

                            MISCELLANEOUS PROVISIONS

A.       Corporate Action

         Prior to, on or after the Consummation Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, directors, partners, members or Managers of any Debtor or Reorganized Debtor shall be deemed to have occurred and shall be in effect prior to, on or after the Consummation Date (as appropriate) pursuant to the applicable general corporation or other applicable business organization law of the states under which the Debtors or the Reorganized Debtors are incorporated, organized or formed without any requirement of further action by the stockholders, directors, partners, members or Managers of the Debtors or the Reorganized Debtors.

B.       Professional Fee Claims

         All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Consummation Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Consummation Date for Professionals' fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court as long as such payments are in accordance with the New Credit Agreements.


                                     PLAN-36

C.       Payment of Statutory Fees

         All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Consummation Date. All such fees that arise after the Consummation Date but before the closing of the Chapter 11 Case shall be paid by the Reorganized Debtors.

D.       Severability of Plan Provisions

         If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E.       Consent of Senior Lenders

         Wherever the consent, agreement or acceptance of the Senior Lenders is referred to in the Plan (other than with respect to voting for the purposes of section 1126(c) of the Bankruptcy Code), it shall mean the Agent plus Senior Lenders holding more than fifty percent (50%) in aggregate principal amount of the Senior Lender Claims.

F.       Successors and Assigns

         The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

G.       Discharge of the Debtors

         Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and Interests, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests. Upon the Consummation Date, except as provided in the Plan or the Confirmation Order, (i) the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) all Interests of the holders of (a) Old Chart Common Stock, (b) Old Subsidiary Equity and (c) Other Equity Rights shall be terminated.

         As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of Interests of the holders of Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.


                                     PLAN-37

H.       Releases

         1.     Releases by Debtors

         As of the Consummation Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, their Estates and Reorganized Debtors shall be deemed to forever release, waive and discharge all claims, obligations, suits, defenses, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Consummation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, as of the Petition Date or thereafter, against (i) the Debtors' current and former directors, officers and Managers (acting in such capacity or as the Debtors' agents or employees) and professionals, or any of their successors or assigns (acting in such capacity) and (ii) the Senior Lenders (acting in such capacity) and their respective current and former members, officers, Managers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns (acting in such capacity), except for those persons and entities listed in Schedule 2, which shall not be released hereunder.

         2.     Releases by Holders of Claims and Interests

         As of the Consummation Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest, solely in its capacity as such, that affirmatively votes in favor of the Plan shall have agreed to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Consummation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, against: (i) the Debtors or the Reorganized Debtors or (ii) the Debtors' current or former directors, officers, Managers, employees, agents or professionals (acting in such capacity) as of the Petition Date.

I.       Injunction

         Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Consummation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

         As of the Consummation Date, all entities that have held, currently hold or may hold a Claim, defense, obligation, suit, judgment, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.


                                     PLAN-38

         By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Article XIV.I.

J.       Exculpation and Limitation of Liability

         The Reorganized Debtors, the Debtors, the Estates, any Committee, the Senior Lenders, and any and all of their respective current or former members, officers, Managers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Case and the Plan.

         Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Debtors, the Estates, any Committee, the Senior Lenders, or any of their respective current or former members, officers, Managers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

K.        Waiver of Enforcement of Subordination

          The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have or any distribution to be made pursuant to the Plan on account of or in exchange for such Claim or Interest. Entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Consummation Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective properties, and the holder of Claims and Interests, and is fair, equitable and reasonable.

L.       Term of Injunctions or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.



                                     PLAN-39

M.       Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtors, and all other parties in interest in the Chapter 11 Case.

N.       Revocation, Withdrawal or Non-Consummation

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization, in order to implement an Alternative Transaction or for any other reason. If the Debtors revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects,
(ii) the Lender Settlement and any other settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors or
(c) constitute an admission of any sort by the Debtors or any other Person. If this Plan is not confirmed, then the treatment of the Senior Lender Claims under this Plan (a) shall not be deemed an admission of any kind by the Senior Lenders or a waiver of any rights or claims by the Senior Lenders, and (b) shall have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in this Chapter 11 Case or in any chapter 7 proceedings with respect to the Debtors.

O.       Committees

         On the Consummation Date, the duties of any Committee (if appointed) shall terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Consummation Date.

P.       Plan Supplement

         Any and all exhibits, lists or schedules referred to herein but not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIV.Q hereof.

Q.       Notices to Debtors

         Any notice, request or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

                  CHART INDUSTRIES, INC.
                  5885 Landerbrook Drive, Suite 205
                  Cleveland, Ohio 44124
                  Attn:  Michael F. Biehl
                  Tel:   (440) 753-1490
                  Fax:   (440) 753-1491




                                     PLAN-40
         with copies to:

                  CALFEE, HALTER & GRISWOLD LLP
                  1400 McDonald Investment Center
                  800 Superior Avenue
                  Cleveland, Ohio  44114-2688
                  Attn:  James M. Lawniczak
                  Tel:   (216) 622-8200
                  Fax:   (216) 241-0816

                         - and -

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                  One Rodney Square
                  P.O. Box 636 Wilmington, Delaware 19899-0636
                  Attn: Mark S. Chehi
                  Tel: (302) 651-3000
                  Fax: (302) 651-3001

R.       Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Delaware shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of each Debtor shall govern corporate governance matters with respect to such Debtor, in each case without giving effect to the principles of conflicts of law thereof.

S.       Prepayment

         Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

T.       Section 1125(e) of the Bankruptcy Code

         As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and each of their respective affiliates, agents, directors, officers, Managers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of New Securities under the Plan.

                                    PLAN-41

Dated:   Wilmington, Delaware
         September 3, 2003

                       CHART INDUSTRIES, INC.


                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CAIRE INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CHART ASIA, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CHART HEAT EXCHANGERS LIMITED PARTNERSHIP

                       By:  CHART MANAGEMENT COMPANY, INC., its general partner

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CHART INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CHART INTERNATIONAL HOLDINGS, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CHART INTERNATIONAL, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       CHART LEASING, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer



                                    PLAN-42

                       CHART MANAGEMENT COMPANY, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       COOLTEL, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                       GTC OF CLARKSVILLE, LLC (f/k/a GREENVILLE TUBE, LLC)

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Assistant Treasurer

                       NEXGEN FUELING, INC.

                       By: /s/ Michael F. Biehl
                           ----------------------------------------------
                           Michael F. Biehl
                           Chief Financial Officer and Treasurer

                        Debtors and Debtors-in-Possession

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
Counsel to Chart Industries, Inc., et al.,
Debtors and Debtors-in-Possession

By:  /s/ Mark S. Chehi
    --------------------------------------
    Mark S. Chehi (I.D. No. 2855)
    David R. Hurst (I.D. No. 3743)
    One Rodney Square
    P.O. Box 636
    Wilmington, Delaware 19899-0636
    (302) 651-3000

         - and -

    Alexandra Margolis
    Laura Engelhardt
    Four Times Square
    New York, New York  10036-6552
    (212) 735-3000

CALFEE, HALTER & GRISWOLD LLP
Special Corporate Counsel to Chart Industries, Inc., et al.,
Debtors and Debtors-in-Possession

By: /s/ Matthew J. Kablen
    --------------------------------------
    James M. Lawniczak
    Matthew J. Klaben
    1400 McDonald Investment Center
    800 Superior Avenue
    Cleveland, Ohio  44114-2688
    (216) 622-8200


                                    PLAN-43

                                   EXHIBIT A-1

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

         REORGANIZED CHART INDUSTRIES, INC. CERTIFICATE OF INCORPORATION

         (Filed with Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 97))

                                   EXHIBIT A-2

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

                    REORGANIZED CHART INDUSTRIES, INC. BYLAWS

         (Filed with Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 97))

                                    EXHIBIT B

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

                         DESCRIPTION OF NEW COMMON STOCK

                  The principal terms of the New Common Stock to be issued by Reorganized Chart under the Plan shall be as follows:

Authorization:               9,500,000 shares of common stock

Initial Issuance:            5,325,331 shares of common stock

Reserve:                     4,174,669 shares of common stock

Par Value:                   $.01 per share

Voting Rights:               One vote per share

Dividends:                   Payable at the discretion of the board of directors
                             of Reorganized Chart.

Conversion Rights:           None

Splits and Adjustments:      Generally, arithmetic splits, combinations, etc.
                             are proportionately treated.

Corporate Governance:        Board of Directors consists of seven (7) members,
                             which shall include: (a) six (6) members to be designated by the Senior Lenders, one of which shall be the chief executive officer of Reorganized
                             Chart, and at least one of which shall be an independent director, and (b) one (1) member to be designated by the current board of directors of Chart, who shall be appointed and serve during the Designee Term.

Restrictions on Transfer:    None (other than restrictions imposed by applicable
                             state and federal securities laws), unless a stockholder, at its sole discretion, becomes a party to the Investor Rights Agreement that some shareholders may enter into in connection with the consummation of the Plan, which is expected to provide for certain restrictions on transfer applicable to the parties thereto, including certain rights of first refusal and tag-along rights.

                                   EXHIBIT C-1

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

             FORM OF AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

     (Filed with Second Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 114))

                                   EXHIBIT C-2

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

                        FORM OF NEW TERM CREDIT AGREEMENT

     (Filed with Second Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 114))

                                   EXHIBIT C-3

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

              FORM OF COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

     (Filed with Second Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 114))

                                   EXHIBIT C-4

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

                 FORM OF AMENDED AND RESTATED SECURITY AGREEMENT

     (Filed with Second Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 114))

                                    EXHIBIT D

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

                        FORM OF INVESTOR RIGHTS AGREEMENT

         (Filed with Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 97))

                                    EXHIBIT E

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

              FORM OF NEW WARRANT AGREEMENT AND WARRANT CERTIFICATE

         (Filed with Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 97))

                                   SCHEDULE 1

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

         NON-EXCLUSIVE SCHEDULE OF RETAINED CLAIMS AND CAUSES OF ACTION

         (Filed with Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 97))

                                   SCHEDULE 2

                                       TO

                      JOINT PREPACKAGED REORGANIZATION PLAN
               OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

           SCHEDULE OF PARTIES NOT RELEASED PURSUANT TO ARTICLE XIV.H

         (Filed with Plan Supplement to Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries (Docket No. 97))